UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 12, 2018

3M COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

File No. 1-3285	41-0417775
(Commission File Number)	(IRS Employer Identification No.)

3M Center, St. Paul, Minnesota	55144-1000
(Address of Principal Executive Offices)	(Zip Code)

(651) 733-1110

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)                                                                                 On August 12, 2018, the Board of Directors of 3M Company (the “Company”) elected Dambisa F. Moyo to the Company’s Board of Directors, effective August 12, 2018.  Dr. Moyo is the founder and Chief Executive Officer of Mildstorm, LLC.  In connection with Dr. Moyo’s election, the Board of Directors increased its size from 12 to 13 directors, and Dr. Moyo joined the Board of Directors to fill the resulting vacancy.

The Board of Directors has determined that Dr. Moyo is an independent director under the New York Stock Exchange listing standards, including the listing standards applicable to audit committee members, and the Company’s independence guidelines, as set forth in its Corporate Governance Guidelines (available on 3M’s Web site at www.3M.com, under Investor Relations — Corporate Governance).

Dr. Moyo will participate in the compensation program for non-employee directors as described on pages 31-32 of the Company’s Proxy Statement for its Annual Meeting of Stockholders held on May 8, 2018 (filed with the Securities and Exchange Commission on March 21, 2018).

The Board has appointed Dr. Moyo to the Audit and Finance committees of the Board of Directors. The Board has determined that Dr. Moyo is “financially literate” and has “accounting or related financial management expertise” under the New York Stock Exchange listing standards. The Board has also determined that Dr. Moyo is an “audit committee financial expert” as that term is defined by applicable SEC regulations.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99	Press Release, dated as of August 13, 2018, of 3M Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3M COMPANY

	By:	/s/ Gregg M. Larson
Gregg M. Larson,
Deputy General Counsel and Secretary

Dated: August 13, 2018